REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 9, 1998, by and among XOMA Corporation, a Delaware corporation with its headquarters located at 2910 Seventh Street, Berkeley, California 94710 (the "Company"), and Incyte Pharmaceuticals, Inc., a Delaware corporation with its headquarters at 3174 Porter Drive, Palo Alto, California 94304 (the "Investor").

     WHEREAS:

     A. In connection with the License Agreement between the parties hereto effective as of even date herewith (the "License Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investor (i) ( ) shares (the "Advance Shares") of common stock of the Company, par value $.0005 per share (the "Common Stock"), and (ii) a warrant (the "Warrant") to acquire two hundred fifty thousand (250,000) shares of Common Stock (the "Warrant Shares"), upon the terms and subject to the limitations and conditions set forth in the Warrant. In addition, the License Agreement provides that shares of Common Stock (the "Prepayment Shares") may be issued in prepayment of royalties thereunder, upon the terms and subject to the limitations and conditions set forth in the License Agreement; and

     B. To induce the Investor to execute and deliver the License Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute and rules (collectively, the "Securities Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").


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          (ii) "Registrable Securities" means (i) the Advance Shares, the
     Prepayment Shares and the Warrant Shares issued or issuable (collectively, the "Shares") and (ii) shares of Common Stock issued prior to the Effective Date (as defined herein) of the Registration Statement covering such Shares as a dividend or other distribution with respect to, in exchange for or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any Shares sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

          (iii) "Registration Statement" means a registration statement of the Company under the Securities Act.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2. Registration.

     (a) Mandatory Registration. (i) The Company shall prepare, and, on or prior to the date which is thirty (30) days after the Effective Date (as defined in the License Agreement), file with the SEC a Registration Statement on Form S-3 covering the resale of the Registrable Securities (other than the Prepayment Shares and any shares of Common Stock issued prior to the Effective Date of such Registration Statement as a dividend or other distribution with respect thereto, in exchange therefor or in replacement thereof) which Registration Statement, to the extent allowable under the Securities Act, shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrant (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Exercise Price (as defined in the Warrant) of the Warrant in accordance with the terms thereof.

     (ii) Upon issuance of any Prepayment Shares in prepayment of royalties under the License Agreement, the Company shall prepare, and, on or prior to the date which is thirty (30) days after the date of such issuance, file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such other form of Registration Statement as is then available to effect a registration of the Registrable Securities) covering the resale of the Prepayment Shares so issued and any shares of Common Stock issued prior to the Effective Date of such Registration Statement as a dividend or other distribution with respect thereto, in exchange therefor or in replacement thereof.

     (b) Effectiveness. The Company shall use its commercially reasonable efforts to obtain effectiveness of the Registration Statements within ninety
(90) days after the filing of the applicable Registration Statement.


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     (c) No Underwriting. The registration of any Registrable Securities provided for in this Section 2 shall not be underwritten.

     3. Obligations of the Company.

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     (a) Once declared effective, the Company shall use its commercially reasonable efforts to keep each Registration Statement effective pursuant to Rule 415 at all times (subject to Section 3(e)) until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act (the "Registration Period").

     (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement .

     (c) The Company shall furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

     (d) The Company shall use commercially reasonable efforts to register and qualify the Registrable Securities covered by each Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor may reasonably request and maintain such registrations and qualifications in effect at all times during the Registration Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (b) subject itself to general taxation in any such jurisdiction,
(c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws.

     (e) In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of the prospectus relating to a Registration Statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a notice in


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writing, to the Investor, to the effect of the foregoing (but in no event shall the Company be obligated to disclose to the Investor the facts and circumstances giving rise to the foregoing) and, upon receipt of such notice, the Investor agrees not to dispose of any Registrable Securities covered by such Registration Statement (other than in transactions exempt from the registration requirements under the Securities Act) until the Investor is advised in writing by the Company that use of the prospectus may be resumed; provided, however, that the aggregate number of days in any such Deferral Period or Deferral Periods shall be no more than sixty (60) in any 12-month period.

     4. Obligations of the Investors.

     In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     (b) The Investor, by acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of the Investor's election to exclude the Registrable Securities from the Registration Statement.

     (c) For any offer or sale of any of the Registrable Securities under a Registration Statement by the Investor in a transaction that is not exempt under the Securities Act, the Investor, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (together with any amendment of or supplement to such prospectus) of the Company covering the Registrable Securities, in the form furnished to the Investor by the Company, to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

     (d) Upon the receipt by the Investor of any notice from the Company of (1) the existence of any fact or the happening of any event as a result of which the prospectus included in a Registration Statement, as such Registration Statement is then in effect, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) the issuance by the SEC of any stop order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any pro-


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ceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (3) the request by the SEC or any other federal or state governmental agency for amendments or supplements to a Registration Statement or related prospectus or for additional information related thereto, the Investor shall forthwith discontinue disposition of its Registrable Securities covered by such Registration Statement or related prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until receipt of the supplemented or amended prospectus or until the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, if so directed by the Company, the Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In such a case, subject to Section 3(e), the Company shall as promptly as reasonably practicable (i) prepare an amendment to correct or update the prospectus, (ii) use its commercially reasonable efforts to remove the impediments referred to in subclause (2) above, or (iii) comply with the requests referred to in subclause (3) above.

     5. Expenses of Registration.

     All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company. The Investor shall be responsible for the fees and disbursements of counsel for the Investor, any stock transfer taxes that may be payable by the Investor, and all brokerage commissions relating to Registrable Securities.

     6. Indemnification.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, its directors and officers and each person who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages or liabilities to third parties (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such


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Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the provisions set forth in Section 6(c), the Company shall reimburse the Indemnified Person for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it.

     (b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and subject to
Section 6(c) the Investor will reimburse any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior writ-


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ten consent of the Investor, which consent shall not be unreasonably withheld;
provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the gross proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (which consent shall not be unreasonably withheld), as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6.

     7. General Provisions.

     (a) Registered Holder. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.


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     (b) Notices. All notices which may be required pursuant to this Agreement
(i) shall be in writing, (ii) shall be addressed as follows:

                  If to the Company:

                           XOMA Corporation
                           2910 Seventh Street
                           Berkeley, California  94710
                           Attn:  Legal Department
                           Facsimile:  (510) 649-7571

                  If to the Investor:

                           Incyte Pharmaceuticals, Inc.
                           3174 Porter Drive
                           Palo Alto, California  94304
                           Attn:  Legal Department
                           Facsimile:

(or to such other person or address as either party may so designate from time to time), (iii) shall be mailed, postage prepaid, by registered mail or certified mail, return receipt requested, sent by nationally-recognized overnight carrier or transmitted by courier for hand delivery and (iv) shall be deemed to have been given on the date of receipt. Any such notice may be sent by facsimile transmission but shall in such case be subsequently confirmed by a writing mailed, sent or transmitted as set forth above and shall be deemed to have been given on the date of receipt of such facsimile transmission subject to receipt of such confirmation.

     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (d) Entire Agreement; Amendment. This Agreement, the License Agreement (including the Exhibits thereto) and the Warrant constitute the entire agreement between the parties regarding the subject matter hereof and thereof, and there are no prior written or oral promises or representations not incorporated herein or therein. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

     (e) Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by either party, either in whole or in part, except to a


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successor to all or substantially all of a party's business by merger, sale of assets, sale of stock or otherwise.

     (f) Waiver. The waiver by a party hereto of any breach of or default under any of the provisions of this Agreement or the failure of a party to enforce any of the provisions of this Agreement or to exercise any right thereunder shall not be construed as a waiver of any other breach or default or as a waiver of any such rights or provisions hereunder.

     (g) Severability. If any part of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts of this Agreement. In addition, the part that is ineffective shall be deemed reformed in such a manner as to as nearly approximate the intent of the parties as possible.

     (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.




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     IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be duly executed as of the date first above written.

                                XOMA CORPORATION



                                By:
                                   ----------------------------------------
                                   Name:  John L. Castello
                                   Title:  Chairman of the Board, President
                                              and Chief Executive Officer


                                INCYTE PHARMACEUTICALS, INC.



                                By:
                                   ---------------------------------------
                                   Name:  Roy A. Whitfield
                                   Title: Chief Executive Officer